                                                                   EXHIBIT 10.17

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                 AMERINET, INC.
                           GROUP PURCHASING AGREEMENT

                                     Between


                                 AMERINET, INC.

                                       And

                             SPECIALTY LABORATORIES

                                  ("Supplier")

         This Group Purchasing Agreement (the "Agreement") is entered into effective as of the date set forth on the signature page hereof, between AmeriNet, Inc. ("AmeriNet"), and the Supplier named above ("Supplier").

         WHEREAS, AmeriNet is a Delaware corporation, representing the member Institutions served by its Shareholders (which member institutions are hereinafter referred to as the "Institutions" or Participating Institutions"); and

         WHEREAS, AmeriNet's Shareholders are Hospital Shared Services, Warrendale, PA; Intermountain Health Care1 Inc., Salt Lake City, UT; and Vector Healthsystems, Providence, RI. Supplier acknowledges that any Institution meeting the membership requirements of those Shareholders shall be eligible for AmeriNet programs and pricing, and shall be entitled to place purchase orders under the terms of this Agreement for the duration of this Agreement; and

         WHEREAS, AmeriNet heretofore delivered its Request for Proposal to Supplier, and Supplier has agreed to the terms of the Request for Proposal and this Agreement; and

         WHEREAS, the philosophy of AmeriNet is to secure Agreements with suppliers that provide to the Participating Institutions products and services which are of optimum quality, at appropriate pricing and with appropriate service.

NOW, THEREFORE, Supplier and AmeriNet agree as follows:

1. The term of this Agreement is for a term of THIRTY-SIX (36) months, commencing on SEPTEMBER 1, 1998, and ending on AUGUST 31, 2001 (the "Contract Period").

         RESPONSE:         AGREED. PLEASE SEE SPECIALTY'S "CONTRACT TERMS AND
                           RESTRICTIONS".

2. Execution of this Agreement shall be construed as a guarantee by the Supplier of its ability to supply any products included within this Agreement to all Participating Institutions for the duration of the Agreement. Should the Supplier fail to make any delivery within customary time periods, and should such failure cause any Institution to purchase in the open market in order to obtain items not delivered, then the Supplier shall provide reimbursement to said Institution for the difference between contract costs and excess costs occasioned by such open-market purchases. Multiple delinquencies in delivery by the Supplier may be construed as the Supplier's inability to meet the reasonable requirements of AmeriNet's Institutions, and shall constitute a material breach of contract sufficient to cause cancellation of the Agreement by AmeriNet. Such cancellation shall not relieve the Supplier of any liability for damages resulting.

         RESPONSE:         SPECIALTY GUARANTEES THE ABILITY TO PERFORM SERVICES
                           INCLUDED WITHIN THIS AGREEMENT. SPECIALTY SHALL NOT
                           BE LIABLE FOR ANY FAILURE TO DELIVER ITS DUTIES UNDER
                           THIS AGREEMENT DUE TO ACTS OF GOD; ACTS, REGULATIONS
                           OR LAWS OF ANY GOVERNMENT; WAR OR ANY OTHER CONDITION
                           OR CAUSE BEYOND REASONABLE CONTROL.

3. If in AmeriNet's sole judgment, the Supplier is unable to supply Institutions' reasonable requirements for the duration of this agreement, AmeriNet reserves the right at any time, or from time to time, to select an alternate or additional supplier in order to supplant or supplement Supplier.

         RESPONSE:         AGREED.

4. If in AmeriNet's sole judgment, Supplier does not maintain adequate equipment, inventory or personnel to properly service Institutions' requirements, then this Agreement shall be subject to cancellation by AmeriNet upon thirty (30) days written notice.

         RESPONSE:         AGREED.

5.       AmeriNet reserves the right to terminate this Agreement on twenty-four
         (24) hours notice in the event Supplier files for bankruptcy, for reorganization or for protection from its creditors under federal law or the laws of any state or nation. AmeriNet further reserves the right to cancel this Agreement on twenty-four (24) hours notice in situations where the Supplier transfers assets in fraud of its creditors and in situations where AmeriNet, in its sole discretion, believes that the Supplier is financially unable to adequately carry out its obligations under this Agreement.

         RESPONSE:         AGREED.

6. Attached as Addendum A to this Agreement is a current AmeriNet membership list. AmeriNet shall further provide the Supplier with any membership additions or deletions on a routine basis. The Supplier shall guarantee that all the benefits of this Agreement shall be granted to all AmeriNet member Institutions, but only to authorized AmeriNet member Institutions.

         RESPONSE:         AGREED.

7. The Supplier, upon receipt from AmeriNet of membership deletions, shall immediately make those deleted Institutions ineligible for contract benefits, and will charge those deleted Institutions pricing consistent with lesser volume purchases than those represented by the Group (AmeriNet).

         RESPONSE:         AGREED.

8. Should the Supplier distribute its products directly to Institutions, rather than through dealers, each Institution shall place its purchase orders directly with the Supplier. It will be the Supplier's responsibility to obtain payment from Institutions. All disputes and controversies concerning any purchase order, invoice, products, shipments or delivery dates shall be handled by Supplier on a direct basis with the Institutions. With respect to all products supplied by Suppliers, title shall pass from the Supplier to the Institution at the point of delivery, and if any sales tax is due, it shall be Supplier's sole responsibility to collect and pay such tax. Supplier shall defend, indemnify and hold harmless AmeriNet against any and all suits, claims and expenses arising out of any failure to pay sales tax on said purchased products.

         RESPONSE:         AGREED.

9. Should the Supplier distribute its products in part or in total through dealers, Supplier shall agree to allow access to these special terms and pricing only to those dealers approved by AmeriNet. Furthermore, Supplier agrees to provide written notification of contract terms and pricing to AmeriNet authorized dealers at least 30 working days prior to their effective date. Supplier shall be liable for compensation to AmeriNet authorized dealers for any and all costs incurred by the dealer for credit and rebilling, or any cost otherwise incurred by the dealer as a result of Supplier's failure to comply with this provision.

         RESPONSE:         AGREED.

10. In accordance with state and federal mandates, Supplier is expected to furnish to all AmeriNet Institutions, affiliates and participants the most current Material Safety Data Sheet (MSDS) for any hazardous substance purchased through this Agreement. Failure to comply with this stipulation may subject the Agreement to cancellation.

         RESPONSE:         AGREED.

11. Supplier shall present to Institutions a packing slip or invoice copy upon delivery of products. Information to be contained on these documents shall include, but not be limited to: purchase order number, date of shipment, description of products and quantities shipped.

         RESPONSE:         AGREED.

12. Supplier shall furnish only those brands specified in this Agreement or in subsequent contract addenda and shall not be allowed to furnish alternate or substitute brands to any Institution without receiving the prior approval of said Institutions.

         RESPONSE:         AGREED.

13. All products furnished by Supplier shall be packaged and labeled in accordance with good manufacturing practices and shall be shipped in containers that conform to all shipping regulations. No product which has been repackaged from original containers or which has been relabeled or which contains any effacement reducing its value shall be acceptable without the express prior consent of the Institutions.

         RESPONSE:         AGREED.  PLEASE SEE SPECIALTY'S "SHIPPING
                           INSTRUCTIONS".

14. Supplier shall provide for the reporting of all contract sales, by Participating Institution, to AmeriNet on a monthly basis unless other arrangements are specified in this Agreement.

         In addition, Supplier shall be required to submit an administrative fee equal to [***]* of all gross sales realized under this Agreement to AmeriNet.

         Supplier shall include the following information when submitting administrative fees and contract activity reports:

         I.       Administrative Fees:

                  A. Checks are to be made payable to "AmeriNet Inc." And NOT to a division or person's name.

                  B. Check stubs must include AmeriNet's contract number and period for which administrative fees are being paid, i.e. 1/1/99 - 1/31/99. If a payment is being made on behalf of Supplier by a parent corporation, the contract Supplier's name should be identified on the face of the check stub.

         II.      Contract Activity Reports:

                  A. Supplier's name and AmeriNet's contract number should appear on all reports.

                  B.       Reporting period must be identified, i.e. 1/1/99 -
                           1/31/99.

                  C. Total product sales volume (not line item detail) must be identified for each member Institution, along with the Institution's name, address and zip code (Note: Zip code is mandatory information). Each Institution's HIN number may be substituted for name, address and zip code.

                  D. At the end of all reports, total sales volume of all member Institutions must be included.

                  E. Reports may be submitted in printed form, but submission via electronic media such as magnetic tape or diskette is preferred. Please refer to the enclosed specification sheet (Addendum C) for details.

         All Supplier reports and administrative fee payments are due at AmeriNet within 30 days of the close of the reporting period. A quick-payment discount of 1% of the net

------------------------------
           * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         AmeriNet payment due will be allowed for all checks and reports received within fifteen (15) days of the close of the reporting period. A late payment penalty surcharge of 1-1/2% per month of all net AmeriNet payments due may be assessed by AmeriNet for all checks and/or reports received more than thirty (30) days past the close of the reporting period.

         Suppliers more than sixty (60) days past the close of the reporting period in submission of either checks or reports will be subject to cancellation of this Agreement by AmeriNet.

         RESPONSE:         SPECIALTY AGREES TO ALL THE SPECIFICATIONS OF ITEM 14
                           WITH ONE EXCEPTION, 1) SUPPLIER SHALL BE REQUIRED TO
                           SUBMIT AN ADMINISTRATIVE FEE EQUAL TO [***]* OF ALL
                           GROSS SALES REALIZED UNDER THIS AGREEMENT TO
                           AMERINET, INC.

15. During the term of this Agreement, AmeriNet retains the right to audit or to have audited Supplier's records, such audits to include but not be limited to tracking of administrative contract fees, Supplier's costs and Supplier's freight charges. Should any audit produce evidence that proper credit for administrative contract fees was not given to AmeriNet, or overcharges were incurred by Institutions, then Supplier shall respond to such evidence and cure the default within fifteen (15) days. Failure to cure shall be sufficient cause for AmeriNet to seek actual damages.

         RESPONSE:         AGREED.

16. Upon request by AmeriNet, Supplier shall provide, at no charge, AmeriNet or its Institutions with representative samples of its products in quantities which are adequate for purposes of evaluation by the Institutions.

         RESPONSE:         AGREED.

17. All risk of damage to or loss of products shall be assumed by Supplier until deliveries are made to, and accepted by, AmeriNet's Institutions.

         RESPONSE:         AGREED.

18. Supplier acknowledges the Institution's right to return, without penalty, cost or delay, excess or unnecessary products for full original purchase price credit.

         RESPONSE:         AGREED.

19. In the performance of its duties and obligations under this Agreement, SUPPLIER shall at all times be in compliance with all applicable Federal, State and Local laws, regulations and ordinances now in effect or as hereafter amended or promulgated.

         RESPONSE:         AGREED.

------------------------------
           * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

20. All products supplied by Supplier shall be warranted to be free from defects and imperfections in design, material, and workmanship, to be merchantable, and if intended for a particular purpose, to be fit for such purpose.

         RESPONSE:         AGREED.

21. Upon request of AmeriNet, Supplier shall provide evidence of insurance for a) Worker's Compensation covering its full liability under the appropriate states' statutes and b) sufficient comprehensive general (and professional, if applicable) liability insurance. Supplier shall keep and maintain the foregoing insurance during the term of the Agreement. Supplier shall immediately (and no later than fifteen (15) days prior to the effective date of any change) notify AmeriNet in writing of any changes in the foregoing insurance, including, but not limited to, cancellation, material change or change in coverage, AmeriNet shall have the right to change the Agreement on thirty (30) days notice in the event of any material change in insurance coverage.

         RESPONSE:         AGREED.  CERTIFICATE OF INSURANCE LIABILITY WILL BE
                           FORWARDED UPON REQUEST.

22. Supplier shall defend, indemnify and hold harmless AmeriNet, its Shareholders and Institutions against any and all suits, claims and expenses (including attorneys' fees) for damage to property or for injury to or death of persons caused by, or in any way arising out of, Supplier's furnishing of products, equipment or services thereunder, except those which result from the negligent act or omission of a purchasing Institution, its officers, agents or employees.

         RESPONSE:         EACH PARTY AGREES TO MUTUALLY INDEMNIFY AND HOLD
                           HARMLESS, THEIR DIRECTORS, OFFICERS, EMPLOYEES, AND
                           AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS,
                           OR LIABILITIES OF ANY NATURE WHICH MAY BE ASSESSED
                           AGAINST THEM BY THIRD PARTIES IN CONNECTION WITH THE
                           PERFORMANCE OF SERVICES UNDER THIS AGREEMENT.

23. Supplier shall defend, indemnify and hold harmless AmeriNet, its Shareholders and Participating Institutions against any and all suits, claims and expenses (including attorneys' fees) arising out of the use or sale of any product thereunder being in violation of any rights under patent, trademark or copyright laws.

         RESPONSE:         EACH PARTY AGREES TO MUTUALLY INDEMNIFY AND HOLD
                           HARMLESS, THEIR DIRECTORS, OFFICERS, EMPLOYEES, AND
                           AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS,
                           OR LIABILITIES OF ANY NATURE WHICH MAY BE ASSESSED
                           AGAINST THEM BY THIRD PARTIES IN CONNECTION WITH THE
                           PERFORMANCE OF SERVICES UNDER THIS AGREEMENT.

24. Supplier shall not assign, transfer, convey, sublet or otherwise dispose of any of its right title or interest in this Agreement without the prior written approval of AmeriNet.

         RESPONSE:         AGREED.

25. It is hereby understood and agreed that for the term of this Agreement, the total price paid by any Institution for products or services under this Agreement shall be [***]*. Supplier furthermore agrees to adjust the terms and pricing provided under this Agreement to comply with the terms set forth in this section should any group or entity with [***]*

         RESPONSE:         AGREED.

26. In the event PRICE INCREASES occur during the term of this Agreement, which are permitted under the terms of this Agreement, Supplier shall give AmeriNet at least sixty (60) days prior written notice before implementing the increases.

         RESPONSE:         AGREED.

27. Supplier guarantees that it will not persuade or induce any Institution to terminate its status or relationship with AmeriNet or its Shareholders by offering more attractive contract prices, terms or conditions to the Institution directly or to another group purchasing program. Violation of that guarantee will constitute sufficient cause for AmeriNet to seek damages from Supplier for loss of all prospective contract administration fees.

         RESPONSE:         AGREED.

28. Should Supplier offer to any AmeriNet Institution a price lower than the contract price, or terms more attractive than the terms stipulated in this Agreement, then the same offer shall be considered to have been made to AmeriNet, and if accepted, will constitute an amendment to this Agreement.

         RESPONSE:         AGREED.

29. Upon the release of new products, Supplier agrees to add such products to the Agreement within thirty (30) days, subject to AmeriNet's approval.

         RESPONSE:         AGREED.

30. It is understood that new clinical developments in patient care or new regulatory agency restrictions may result in changed conditions, and if in AmeriNet's sole discretion, this Agreement or Supplier's products do not adequately meet such conditions, AmeriNet shall have the option to pursue alternate or additional contracts.

         RESPONSE:         AGREED.

31. This Agreement shall be signed by a duly authorized representative or agent of Supplier, such signature to constitute proof of that person's authority to bind the Supplier.

         RESPONSE:         AGREED.

------------------------------
           * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

32. Supplier represents that it prepared its proposal to AmeriNet without any collusion whatsoever among or between any other potential or actual contractors of AmeriNet.

         RESPONSE:         AGREED.

33. In that many AmeriNet member facilities are providers under the federal Medicare programs, the provisions of Section 952 of the Omnibus Reconciliation Act of 1980 {42 U.S.C. Section 1395X(V0(1)} (the "Act") may be in force. Supplier hereby agrees to abide by the terms of the Act and its interpretative regulations including, but not limited to, maintenance of records concerning services and cost incurred under said Agreement for four (4) years, and obtaining such a written contractual commitment from any of the Supplier's subcontractors.

         RESPONSE:         AGREED.

34. The attached "AmeriNet Proposal Data Sheet" (Addendum B) must be completed and attached to this Agreement, and shall be a part of this Agreement, binding on Supplier.

         RESPONSE:         AGREED.

35. The enclosed addendum's referenced as:

         A.         AmeriNet ValuLab Membership List
         -----------------------------------------------------------------------
         B.         Proposal Data Sheet
         -----------------------------------------------------------------------
         C.         Supplier Contract Reporting
         -----------------------------------------------------------------------
         D.         Supplier Proposal dated:
         -----------------------------------------------------------------------

37. This document, along with the AmeriNet Request For Proposal, and the Addendums B and C (Parts A&B) attached, and the Supplier Proposal when properly executed by authorized parties of AmeriNet and the Supplier, will constitute the full complete Agreement between the parties as to the terms outlined herein.

         RESPONSE:         AGREED.

I have read and understand AmeriNet's general terms and conditions and any special terms and conditions contained herein, and agree to supply the products and services for which prices are proposed in accordance with all provisions, terms and conditions stated herein.


AGREEMENT ACCEPTED BY:
----------------------

SUPPLIER NAME:                        Specialty Laboratories
                                      ------------------------------------------
ADDRESS:                              2211 Michigan Avenue
                                      ------------------------------------------
                                      Santa Monica, California 90404-3900
                                      ------------------------------------------

AUTHORIZED REPRESENTATIVE:

SIGNED:                               /s/ Gary Nay
                                      ------------------------------------------
NAME (print):                         Gary Nay
                                      ------------------------------------------
TITLE:                                Contract Administration Supervisor
                                      ------------------------------------------
DATE:                                 June 19, 1998
                                      ------------------------------------------

AGREEMENT ACCEPTED BY:
----------------------
NAME:                                 AmeriNet, Inc,
                                      ------------------------------------------
ADDRESS:                              2060 Craigshire Road
                                      ------------------------------------------
                                      P.O. Box 46930
                                      ------------------------------------------
                                      St. Louis, MO 63146
                                      ------------------------------------------

AUTHORIZED REPRESENTATIVE:

SIGNED:                               /s/ Mary Kay Pace
                                      ------------------------------------------
NAME (print):                         Mary Kay Pace
                                      ------------------------------------------
TITLE:                                Director of Operations
                                      ------------------------------------------
DATE:                                 July 15, 1998
                                      ------------------------------------------

 AMERINET SHAREHOLDERS:
       [LOGO]                      [LOGO]                     [LOGO]
Hospital Shared Services    Intermountain Health Care    Vector Healthsystems